Exhibit 10.5

THIRD AMENDMENT TO LEASE

    This Third Amendment to Lease (this “Third Amendment”) is dated as of July 16, 2025 (the “Third Amendment Date”), and is made by and between HC Hornet Way, LLC, a Delaware limited liability company (“Landlord”) and Beyond Meat, Inc., a Delaware corporation (“Tenant”; Landlord and Tenant are sometimes referred to herein individually as a “Party” and collectively as “Parties”), with respect to the following facts and circumstances:

A.Landlord and Tenant executed that certain Lease dated January 14, 2021 (the “Original Lease”), that certain First Amendment to Lease dated as of September 17, 2024 (the “First Amendment”) and that certain Second Amendment to Lease dated as of May 9, 2025 (the “Second Amendment”; the Original Lease, as modified by the First Amendment and Second Amendment and otherwise, is hereinafter referred to as the “Lease”) for certain premises described therein consisting of approximately 220,519 rentable square feet (the “Remaining Premises”). Initially capitalized terms not defined in this Third Amendment shall have the meanings ascribed thereto in the Lease.

    B.    A dispute has arisen between Tenant and Landlord regarding their respective rights and obligations concerning the provision and disbursement of the Tenant Improvement Allowance, as more fully described in Paragraph 3(b) herein (the “Dispute”).

    C.    To avoid the considerable time and expense of litigation, Landlord and Tenant wish to resolve any and all claims, demands or causes of action which have been asserted or could have been asserted by Tenant, or which are in any manner related to the purported dealings through the Third Amendment Date between Tenant, on the one hand, and Landlord, on the other hand, concerning the Dispute, upon the terms, covenants and conditions set forth in this Third Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Landlord and Tenant agree as follows:

    1.    Nature of Amendment. Subject to Paragraph 3(k) below, this Third Amendment constitutes a fully executed settlement of the Dispute by Landlord and Tenant, and a full mutual release of the Released Parties, as defined herein, from any and all Released Claims, as defined herein.

    2.    Non-Admission of Liability or Wrongdoing. This Third Amendment shall not in any way be construed as an admission by Landlord, Tenant or others released herein of any liability or wrongdoing whatsoever. Landlord, Tenant, and others released herein expressly deny and disclaim any liability to or wrongful acts against each other or any other person.

    3.    Terms of Settlement and Release.

(a)Disbursements to Date by Landlord. As of the Third Amendment Date, Landlord has disbursed $12,908,100 of the Tenant Improvement Allowance, representing Landlord’s payment pursuant to the Lease of a portion of the cost of constructing Tenant Improvements within 129,081 rentable square feet within the portion of the Remaining Premises designated as Phase I-A and Phase I-B (based upon $100 per rentable square foot as set forth in Section 2.2 of Exhibit B to the Original Lease).

        (b)    Tenant’s Contentions. Tenant contends that (i) Phase I-A and Phase I-B are larger than 129,081 rentable square feet, (ii) it constructed Tenant Improvements in a larger area in Phase I-A and Phase I-B than the 129,081 rentable square feet upon which the disbursements described in Paragraph 3(a) above were calculated, and (iii) pursuant to Section 2.2 of Exhibit B to the Original Lease, it is entitled to additional disbursements for the Tenant Improvements it constructed to the extent such Tenant Improvements exceed 129,081 rentable square feet (based upon $100 per rentable square foot). Tenant also contends that Landlord wrongfully withheld its consent to Tenant’s plan submittals for Phase II and Phase III of the Initial Premises, thereby hindering, delaying and preventing Tenant from using the Tenant Improvement Allowance to construct Tenant Improvements therein before Tenant’s right to require Landlord to make disbursements of the Tenant Improvement Allowance expired pursuant to the terms of the Lease.
(b)
(c)(c)     Measurement of Phase I-A and Phase I-B. Landlord has retained Stevenson Systems, Inc. (“Stevenson”) to measure the rentable area of the space within Phase I-A and Phase I-B wherein Tenant Improvements have been constructed by Tenant (the “Improved Tenant Space”). Landlord and Tenant each agree to accept the results of the Stevenson measurement of the Improved Tenant Space as binding between them. Stevenson shall measure the rentable square footage of the areas in Phase I-A and Phase I-B where Tenant has constructed Tenant Improvements, pursuant to the BOMA Standard and using Method B as the methodology, and shall provide the results of such measurement to Landlord and Tenant, in Stevenson’s customary report format (the “Stevenson Phase I Report”). The full cost of Stevenson’s work in connection with the foregoing (estimated to be $3,800) shall be paid, without markup, by Tenant (which Landlord shall reconcile by paying Stevenson and deducting such amount from the monies otherwise paid to Tenant pursuant to this Third Amendment).

        (d)    Tenant’s Entitlement to Additional Tenant Improvement Allowance Disbursements for Tenant Improvements Already Constructed in Phase I-A and Phase I-B. In the event the Stevenson Phase I Report determines that the Improved Tenant Space is larger than 129,081 rentable square feet, then Landlord shall promptly disburse to Tenant (by way of Rent credit) an amount equal to $100 multiplied by the difference between such determined area of the Improved Tenant Space and 129,081 rentable square feet.

        (e)    Tenant’s Entitlement to Additional Tenant Improvement Allowance Disbursements for Tenant Improvements Not Yet Constructed in Phase I. In accordance with the applicable terms and conditions of the Lease, Tenant may elect to construct Tenant Improvements in the space within Phase I not previously improved by Tenant and approximately shown on Exhibit 1 attached hereto (the “Exhibit 1 Space”), for its own use (i.e., not for a subtenant or assignee), and notwithstanding the time limitation to the contrary set forth in the Original Lease, but subject to the last sentence of this Paragraph 3(e), Landlord shall make available to Tenant a Tenant Improvement Allowance (i.e., $100 per rentable square foot) for such Tenant Improvements in accordance with and subject to the applicable provisions of Exhibit B to the Original Lease. Any portion of the Tenant Improvement Allowance described in this Paragraph 3(e) not used by Tenant by July 31, 2026, shall no longer be available to Tenant and shall be deemed forfeited.

        (f)    Additional Tenant Improvement Allowance Disbursement Limitations. In no event shall the amount Landlord is required to disburse pursuant to Paragraph 3(e) of this Third Amendment exceed $150,000, and in no event shall the aggregate amount Landlord is required to disburse pursuant to Paragraphs 3(d) and 3(e) of this Third Amendment exceed $850,000.

        (g)    Transfer Transaction Allowance. The last sentence of Paragraph 8.2 of the Second Amendment is hereby deleted in its entirety and replaced with the following: “Notwithstanding anything to the contrary in this Paragraph 8.2, any portion of the Transfer Transaction Allowance not used by Tenant (or its transferee in any such Transfer Transaction) during the Initial Lease Term, shall no longer be available to Tenant or any such Transfer Transaction transferee, and shall be deemed forfeited.”

(d)        (h)    Mutual Releases.

(i)Except as set forth in Paragraph 3(k) below, Tenant, jointly and severally for itself and on behalf of each of its respective persons, entities, associations, agents, employees, servants, brokers, officers, directors, shareholders, members, corporations, parents, subsidiaries, affiliates, related companies, successors and assigns, attorneys, joint venturers, partners and partnerships connected with or related to Tenant, and each of them (collectively with Tenant, the “Tenant Releasing Parties”), hereby forever and fully, generally and specifically, releases, remises and discharges Landlord and its respective persons, entities, associations, agents, employees, servants, brokers, officers, directors, shareholders, members, corporations, parents, subsidiaries, affiliates, related companies, successors and assigns, attorneys, joint venturers, partners and partnerships connected with or related to Landlord (each, a “Landlord Released Party”, and collectively, the “Landlord Released Parties”) of and from any and all past, present and future claims, demands, debts, damages, actions, causes of action, suits, liabilities, judgments, awards, penalties, costs, losses and expenses (including, without limitation, attorneys’ fees) of any kind whatsoever (collectively, “Claims”), whether known or unknown, which any of the Tenant Releasing Parties at any time heretofore had, owned or held, or which any of the Tenant Releasing Parties now has, owns or holds, or which any of the Tenant

Releasing Parties may ever have, own or hold, in each case arising out of, in connection with or relating to the Dispute (collectively, the “Landlord Released Claims”).

(ii)Except as set forth in Paragraph 3(k) below, Landlord, jointly and severally for itself and on behalf of each of its respective persons, entities, associations, agents, employees, servants, brokers, officers, directors, shareholders, members, corporations, parents, subsidiaries, affiliates, related companies, successors and assigns, attorneys, joint venturers, partners and partnerships connected with or related to Landlord, and each of them (collectively with Landlord, the “Landlord Releasing Parties”; the Tenant Releasing Parties and the Landlord Releasing Parties are collectively referred to as the “Releasing Parties”) hereby forever and fully, generally and specifically, releases, remises and discharges Tenant and its respective persons, entities, associations, agents, employees, servants, brokers, officers, directors, shareholders, members, corporations, parents, subsidiaries, affiliates, related companies, successors and assigns, attorneys, joint venturers, partners and partnerships connected with or related to Tenant (each, a “Tenant Released Party” and collectively, the “Tenant Released Parties”; the Landlord Released Parties and the Tenant Released Parties are collectively referred to as the “Released Parties”) of and from any and all past, present and future Claims, whether known or unknown, which any of the Landlord Releasing Parties at any time heretofore had, owned or held, or which any of the Landlord Releasing Parties now has, owns or holds, or which any of the Landlord Releasing Parties may ever have, own or hold, in each case arising out of, in connection with or relating to the Dispute (collectively, the “Tenant Released Claims”; the Landlord Released Claims and the Tenant Released Claims are collectively referred to as the “Released Claims” and individually as a “Released Claim”).

(iii)Each Party acknowledges that such Party makes the release and discharge of the applicable Released Parties set forth in this Paragraph 3(h) on behalf of and such release and discharge shall be binding on any and all successors, agents, employees, servants, officers, directors, shareholders, corporations, parents, subsidiaries, affiliates, related companies, successors and assigns, and attorneys of that Party and any other persons or entities who may claim through them, or any of them.

(iv)Except as set forth in Paragraph 3(k) below, each Party agrees that it will not bring any litigation, lawsuit, demand for arbitration, or any other claim of any type whatsoever against the Released Parties for any Released Claim. Each Party further agrees and represents that it has not filed any claim, cause of action or litigation against the Released Parties for any Released Claim, prior to the Third Amendment Date.

(e)         (i)    Waiver of California Civil Code Section 1542. Except as set forth in Paragraph 3(k) below, Landlord (on behalf of the Landlord Releasing Parties) and Tenant (on behalf of the Tenant Releasing Parties), and each of them, in executing this Third Amendment, fully understand that this Third Amendment shall be, and remain, effective, as a full and final release and discharge of each and every Released Claim specifically or generally referred to in this Third Amendment arising out of, in connection with or relating to the Dispute. In furtherance of such intention, each Releasing Party acknowledges familiarity with the provisions of California Civil Code Section 1542 and expressly agrees that the release set forth above constitutes a waiver and release of any rights or benefits that may arise under California Civil Code Section 1542 and under any and all similar provisions contained in the law of any and all other jurisdictions within and without the United States, to the full extent that such rights or benefits may be waived, except as limited by Paragraph 3(k) hereof. Section 1542 of the California Civil Code states as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

    Each Releasing Party expressly acknowledges that the effect and import of this provision has been fully explained by such Releasing Party’s own counsel (or that such Releasing Party has been advised to and has had the opportunity to have counsel review this Third Amendment but has declined and hereby waives its opportunity to do so) and that this Third Amendment is entered into knowingly and voluntarily, without duress or undue influence, in consideration for the promises, obligations and rights set forth in this Third Amendment.

    Each Releasing Party further expressly acknowledges that if any fact regarding the subject matter of this Third Amendment is found hereafter to be other than, different from or in addition to any fact now believed to be true, each Releasing Party expressly accepts and assumes the risk of such possible difference(s) in fact and agrees that this Third Amendment shall be, and remain, effective, notwithstanding such difference(s) in fact(s).

(f)        (j)    Each Side to Bear Own Costs and Attorneys’ Fees. Except as otherwise expressly provided in the last sentence of Paragraph 3(c) above, each Party to this Third Amendment shall bear its own costs and attorneys’ fees incurred in connection with the preparation or negotiation of this Third Amendment.

        (k)    Excluded from Release. Notwithstanding the releases, waivers and covenants not to file suit set forth in this Paragraph 3 above, it is the express intention of the Releasing Parties, and each of them, and the Released Parties, and each of them, that the Released Claims do not include any (1) Claims that arise from, pertain to or are based upon a breach of this Third Amendment, or (2) any Claims arising from, in connection with or relating to the Lease other than the Released Claims.

        (l)     No Claims Other than Released Claims. As of the Third Amendment Date, each Releasing Party represents and warrants that it has no knowledge of any Claim it has against any Released Party, other than Released Claims.

    4.    Miscellaneous.

(g)        (a)    Attorneys’ Fees Hereafter. In the event any action, suit or proceeding arising from or based upon this Third Amendment is brought by any Party against any other Party, the provisions of Section 28.19 of the Original Lease shall apply.

(h)Advice of Counsel. Each Party has received independent legal advice from their counsel (or has been advised to and has had the opportunity to have counsel review this Third Amendment but has declined and hereby waives its opportunity to do so) with respect to the advisability of making the settlement provided for herein, with respect to the advisability of executing this Third Amendment and with respect to the meaning of California Civil Code Section 1542, as set forth herein. Each Party has read this Third Amendment and understands the contents thereof.

(i)Entire Agreement. The Lease, as modified by this Third Amendment contains the sole and entire agreement and understanding of the Parties with respect to the entire subject matter of the Lease and this Third Amendment, and any and all prior discussions, negotiations, commitments and understandings related hereto are hereby merged herein. Each Party acknowledges that such Party is not relying upon any warranty, representation, or promise, oral or otherwise, express or implied, made by any other Party, or any other Party’s attorney, which is not expressly set forth herein, in agreeing to execute this Third Amendment. No agreements other than those which are specifically set forth or referred to herein (oral, written, or otherwise) shall be deemed to exist or to bind any of the Parties with respect to the subject matter of this Third Amendment.

(j)Waiver, Modification and Amendment. No provision of this Third Amendment may be waived unless such waiver is in writing and signed by each Party. Waiver of any one provision herein shall not be deemed to be a waiver of any other provision herein. This Third Amendment may be modified or amended only by a written agreement executed by all of the Parties.

(k)Interpretation and Construction. Paragraphs, titles or captions contained in this Third Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Third Amendment or the intent of any provision herein. Each Party has cooperated in the drafting and preparation of this Third Amendment and in any construction to be made of this Third Amendment the same shall not be construed against any party.

(l)Owner of Claims Released. Each Party affirms that it is the owner of all of its Released Claims, that no other person or entity has any interest therein, and that it has not sold, assigned, conveyed or otherwise disposed of any Released Claim, or any matter connected with or related to the foregoing.

(m)Choice of Law. This Third Amendment is made and entered into in the State of California, and shall in all respects be interpreted, enforced, and governed under the laws of California as it relates to the matters raised in this Third Amendment.

(n)Counterparts. This Third Amendment may be executed in counterparts, including .pdf or electronic copies, each of which shall be an original and all of which together shall be one and the same instrument.

(i)    Further Actions. Each Party agrees to execute and deliver all such further documents and to take all such further actions as may be reasonably requested by the other Party to effectuate fully the terms and provisions of this Third Amendment, provided such documents or actions do not limit, reduce or impair the rights of the Party upon whom such request is made.

(j)    Binding Effect. This Third Amendment shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and Tenant and its permitted successors and assigns.

(k)    No Consequential Damages. In no event shall either Party be liable to the other Party for indirect, consequential or punitive damages.

(l)    Electronic Delivery of Signatures. Each Party, and its respective successors and assigns, shall be authorized to rely upon the signatures of all of the Parties delivered by email or other electronic means as constituting a duly authorized, irrevocable, actual, current delivery of this Third Amendment with original ink signatures. The Parties further consent and agree that (1) to the extent a Party executes this Third Amendment using electronic signature technology, by clicking “SIGN”, such Party is signing this Third Amendment electronically, and (2) the electronic signatures appearing on this Third Amendment shall be treated for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

(m)    Authority. Each Party hereby represents, covenants and warrants to the other Party that: (i) each individual executing this Third Amendment on behalf of such representing Party has the authority and ability to bind such Party and that no other person must execute this Third Amendment on behalf of such Party; and (ii) the consent or approval of any third party, including, without limitation, a lender, is not required with respect to the execution of this Third Amendment by such Party, or if any such third party consent or approval is required, such Party has obtained any and all such consents or approvals.

(n)     Brokers. Tenant hereby represents and warrants to Landlord that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Third Amendment, and that it knows of no real estate broker or agent who is entitled to a commission in connection with this Third Amendment. Tenant agrees that it shall indemnify and defend Landlord against and hold Landlord harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any commission or other compensation alleged to be owing on account of this Third Amendment arising from Tenant’s dealings with any real estate broker or agent. Landlord hereby represents and warrants to Tenant that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Third Amendment, and that it knows of no real estate broker or agent who is entitled to a commission in connection with this

Third Amendment. Landlord agrees that it shall indemnify and defend Tenant against and hold Tenant harmless from any claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any commission or other compensation alleged to be owing on account of this Third Amendment arising from Landlord’s dealings with any real estate broker or agent. This Paragraph 4(n) shall survive the expiration or earlier termination of the Lease (as amended hereby).

        (o)    Reaffirmation. Except for those provisions that are inconsistent with this Third Amendment and those terms, covenants and conditions for which performance has been completed, all other terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, and Landlord and Tenant hereby reaffirm and ratify the Lease, as amended by this Third Amendment. All references to the Lease in the Lease shall be deemed to be references to the Lease as amended by this Third Amendment.

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IN WITNESS WHEREOF, this Third Amendment has been executed by Landlord and Tenant as of the Third Amendment Date.

LANDLORD:	HC HORNET WAY, LLC, a Delaware limited liability company By /s/ David Orkin Name: David Orkin Title: Authorized Representative

TENANT:	BEYOND MEAT, INC., a Delaware corporation /s/ Ethan Brown Name: Ethan Brown Title: Chief Executive Officer

SIGNATURE PAGE TO THIRD AMENDMENT TO LEASE